EXHIBIT 21
SUBSIDIARIES AND AFFILIATES OF THE REGISTRANT

Name		Jurisdiction of Incorporation	Percentage of Voting Securities Owned Directly or Indirectly by Quaker
*	Quaker Houghton Argentina S.A.	Argentina	100%
+*	Quaker Australia Holdings Pty. Limited	Australia	100%
*	Quaker Chemical (Australasia) Pty. Limited	Australia	100%
+*	Quaker Houghton Australia Pty. Ltd. (formerly Houghton Australia Party Ltd)	Australia	100%
*	Surface Technology Australia	Australia	100%
**	Primex, Ltd.	Barbados	33%
*	Quaker Houghton Sales BV (formerly Quaker Houghton Sales Europe BV)	Belgium	100%
+*	Quaker Chemical Participacoes, Ltda.	Brazil	100%
*	Quaker Chemical Industria e Comercio Ltda.	Brazil	100%
*	Quaker Chemical Operacoes, Ltda.	Brazil	100%
*	Ultraseal Asia Limited	British Virgin Islands	100%
*	Quaker Houghton Canada Inc. (formerly Lubricor, Inc.)	Canada	100%
*	Quaker Chemical (China) Co. Ltd.	China	100%
*	Quaker Shanghai Trading Company Limited	China	100%
+*	Quaker Houghton Chemical Investment Management (Shanghai) Co., Ltd. (Formerly Quaker Chemical Investment Management (Shanghai) Co Ltd)	China	100%
*	Quaker Houghton Material Science & Technology (Suzhou) Co Ltd	China	100%
*	Wuhan Quaker Technology Co., Ltd	China	60%
*	Houghton (Shanghai) Specialty Industrial Fluids Co., Ltd	China	100%
*	Ultraseal Chongqing Limited	China	100%
*	Ultraseal Shanghai Limited	China	100%
*	Houghton CZ s.r.o	Czech Republic	100%
+*	Quaker Denmark ApS	Denmark	100%
*	Tel Nordic ApS	Denmark	100%
*	Quaker Houghton Denmark filial af Quaker Houghton Sales BV (formerly Quaker Houghton Denmark filial af Quaker Houghton Sales Europe BV)	Denmark	100%
*	Quaker Houghton BV (formerly Quaker Chemical BV)	Dubai	100%
*	Quaker Houghton Sales BV (formerly Quaker Houghton Sales Europe BV)	Dubai	100%
*	SIFCO Concepts Sarl	France	100%
*	Quaker Houghton Support France EURL (formerly Quaker Chemical Services EURL)	France	100%
*	Quaker Houghton Sales BV (formerly Quaker Houghton Sales Europe BV)	France	100%
*	ECL Engineered Custom Lubricants GmbH	Germany	100%
*	Quaker Houghton Production Deutschland Gmbh (formerly Houghton Deutschland GmbH)	Germany	100%
*	Grindaix GmbH	Germany	100%
*	Quaker Houghton Support Deutschland	Germany	100%
*	Ultraseal Germany GmbH	Germany	100%
*	Internationale Metall Impragnier GmbH	Germany	100%
*	Maldaner GmbH	Germany	100%

Name		Jurisdiction of Incorporation	Percentage of Voting Securities Owned Directly or Indirectly by Quaker
*	Sterr & Eder Industrieservice GmbH	Germany	100%
*	Quaker Houghton Sales BV (formerly Quaker Houghton Sales Europe BV)	Germany	100%
*	Quaker Chemical Limited	Hong Kong	100%
*	Houghton Magyarország Kft	Hungary	100%
*	Quaker Chemical India Private Limited	India	100%
*	Houghton Hardcastle India Ltd	India	9%
*	DA Stuart India Private Limited	India	100%
*	Ultraseal India Private Ltd	India	30%
*	Quaker Houghton Sales BV (formerly Quaker Houghton Sales Europe BV)	Ireland	100%
*	Quaker Italia S.r.l.	Italy	100%
*	Quaker Houghton Support Italia S.r.l. (formerly Quaker Chemical S.r.l.)	Italy	100%
*	Houghton Italia S.p.A.	Italy	100%
*	Quaker Houghton Sales Europe BV (formerly Quaker Houghton Sales Europe BV)	Italy	100%
*	Houghton Japan Co., Ltd.	Japan	100%
**	Nippon Quaker Chemical, Ltd.	Japan	50%
*	Ultraseal Japan	Japan	100%
*	Houghton Oil (Malaysia) Sdn, Bhd.	Malaysia	100%
+*	Quaker Houghton (Finco) Ltd.	Malta	100%
+*	Quaker Houghton Ltd.	Malta	100%
+*	Quaker Houghton Holdings Ltd.	Malta	100%
+*	Quaker Houghton Investments Limited	Malta	100%
*	Tecniquimia Mexicana S.A. de C.V.	Mexico	100%
*	Unitek Servicios De Asesoria Especializad S.A de C.V.	Mexico	100%
*	Lubricor Mexicana S.A. de C.V.	Mexico	100%
+*	Quaker Chemical Europe B.V.	Netherlands	100%
*	Quaker Houghton B.V. (formerly Quaker Chemical BV)	Netherlands	100%
+*	Quaker Houghton Russia B.V. (formerly Quaker Chemical Russia B.V.; KWR Holdings B.V.)	Netherlands	100%
+*	Quaker China Holdings B.V.	Netherlands	100%
+*	Houghton Europe BV	Netherlands	100%
+*	QH Europe BV	Netherlands	100%
*	Quaker Houghton Sales BV (formerly Quaker Sales Europe BV)	Netherlands	100%
*	Kelko Quaker Chemical, S.A.	Panama	50%
*	Houghton Polska Sp. Zo.o.	Poland	100%
*	Ultraseal Portugal	Portugal	100%
+*	Quaker Chemical Holdings South Africa (Pty) Limited	Republic of South Africa	100%
*	Quaker Chemical South Africa (Pty.) Limited	Republic of South Africa	100%
*	Quaker Houghton Russia BV	Russia	100%

Name		Jurisdiction of Incorporation	Percentage of Voting Securities Owned Directly or Indirectly by Quaker
*	Quaker Houghton Singapore (formerly Houghton Singapore)	Singapore	100%
*	GHI Asia Pacific Limited	Singapore	100%
*	Houghton Holdings	South Africa	100%
**	Korea Houghton Corporation	South Korea	50%
*	Quaker Chemical, S.A.	Spain	100%
*	Verkol S.A.U.	Spain	100%
+*	Quaker Spain Holding, SLU	Spain	100%
*	Houghton Iberica S.A.	Spain	100%
*	Quaker Houghton Sales BV (formerly Quaker Houghton Sales Europe BV)	Spain	100%
*	Quaker Houghton Production Sweden AB (formerly Binol AB)	Sweden	100%
*	SIFCO Concepts Sweden	Sweden	100%
*	Quaker Houghton Sales BV (formerly Quaker Houghton Sales Europe BV)	Sweden	100%
*	Quaker Houghton Taiwan Co. Limited (formerly Houghton Taiwan Co. Limited)	Taiwan	100%
*	Quaker (Thailand) Ltd.	Thailand	100%
*	Quaker Houghton Thailand (formerly Thai Houghton 1993 Co., Ltd)	Thailand	100%
*	Houghton Kimya Sanayi AS	Turkey	100%
*	Houghton Ukraine ToV	Ukraine	100%
*	Quaker Chemical Limited	United Kingdom	100%
+*	GHG Lubricants Holdings Limited	United Kingdom	100%
+*	Houghton Holdings Limited	United Kingdom	100%
*	Houghton Limited (formerly Houghton plc)	United Kingdom	100%
+*	Applied Surface Concepts Holdings Ltd.	United Kingdom	100%
*	Norman Hay Engineering Ltd.	United Kingdom	100%
*	SIFCO Applied Surface Concepts (UK) Ltd	United Kingdom	100%
*	Surface Technology Holdings Ltd.	United Kingdom	100%
*	Surface Technology (Leeds) Ltd	United Kingdom	100%
*	Surface Technology Aberdeen Ltd	United Kingdom	100%
*	Surface Technology (East Kilbride) Ltd.	United Kingdom	100%
*	Ultraseal International Group Ltd	United Kingdom	100%
*	MX Systems International Ltd	United Kingdom	100%
+*	Quaker Houghton International LP	United Kingdom	100%
+*	Quaker Specialty Chemicals (UK) Limited	United Kingdom	100%
*	Quaker Houghton Holdings Limited	United Kingdom	100%
*	QH Holdings Limited	United Kingdom	100%
*	QH Chemical Limited	United Kingdom	100%
*	QH International Limited	United Kingdom	100%
*	Quaker Houghton Sales BV (formerly Quaker Houghton Sales Europe BV)	United Kingdom	100%
+*	SB Decking, Inc. (formerly Selby, Battersby & Co.)	United States	100%

Name		Jurisdiction of Incorporation	Percentage of Voting Securities Owned Directly or Indirectly by Quaker
*	AC Products, Inc.	United States	100%
*	Epmar Corporation	United States	100%
*	Summit Lubricants, Inc.	United States	100%
*	ECLI Products, LLC	United States	100%
+*	GH Holdings Inc.	United States	100%
+*	Houghton Technical Corp.	United States	100%
*	SIFCO Applied Surface Concepts, LLC	United States	100%
*	Quaker Houghton PA, Inc. (formerly Houghton International, Inc.)	United States	100%
*	Ultraseal America Inc.	United States	100%
+*	Wallover Enterprises, Inc.	United States	100%
*	Wallover Oil Company Incorporated	United States	100%
*	Coral Chemical Company, LLC	United States	100%
*	Baron Acquisition LLC (d/b/a Baron Industries LLC)	United States	100%
*	Baron of Tennessee LLC	United States	100%
*	Quaker Chemical Corporation (PA)	United States	100%
*	Quaker Chemical Corporation (DE)	United States	100%
+*	EFHCO, LLC	United States	100%
*	Kelko Quaker Chemical, S.A.	Venezuela	50%

+	A non-operating company
*	Included in the consolidated financial statements
**	Accounted for in the consolidated financial statements under the equity method